SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      June 25, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 25, 2014, the Audit Committee of Perma-Fix Environmental Services, Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered accounting firm. The Company notified BDO of its dismissal in a letter from the Company to BDO dated June 26, 2014, which stated that the primary reason for BDO’s dismissal was due to the Company’s desire to reduce its overall cost of the external audit function.

BDO or its predecessor have provided audit services to the Company since it was approved to serve as the Company’s independent registered accounting firm by the Board of Directors on December 18, 1996. BDO or its predecessor have provided a report on the financial statements of the Company for each of the fiscal years ended December 31, 1996, through December 31, 2013. The audit reports of BDO on the consolidated financial statements of the Company as of December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as described below.

The audit report of BDO on the Company’s financial statements for the fiscal year ended December 31, 2013 raised substantial doubt about the Company’s ability to continue as a going concern, noting that the Company had suffered declining revenues, recurring losses from operations and had a net working capital deficiency that raised substantial doubt about its ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2013 and 2012 and through June 25, 2014, there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the matter in connection with its report on the Company’s consolidated financial statements for the relevant years. Additionally, during the Company’s two most recent fiscal years and through June 25, 2014, there have been no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, except as described below.

The Company identified a material weakness in internal control over financial reporting in Item 9A of Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2013 (the “Form 10-K/A”). As discussed in detail in the Form 10-K/A, on November 13, 2013, the Company’s management concluded, in consultation with the Audit Committee and BDO that the Company’s audited consolidated financial statements for the years ended December 31, 2012, 2011, and 2010 on its Form 10-K filed with the Commission on March 22, 2013, should no longer be relied upon due to errors in accounting for deferred tax accounts in preparation of the Company’s provision for income taxes. Following the Company’s identification of the material misstatement in its annual consolidated financial statements for 2012, 2011 and 2010 which required restatement of such financial statements, the Company’s management revised its assessment of internal control over financial reporting due to the identification of the material weakness which is discussed in detail in the Form 10-K/A. Subsequently, BDO revised its opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, finding that the Company and its subsidiaries did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2012. The Audit Committee and the Board of Directors discussed this matter with BDO and the Company has taken a number of actions to remediate the material weakness. The Company has authorized BDO to respond fully to any inquiries by the successor auditor concerning the subject matter of the foregoing reportable events.

The Company furnished a copy of the above disclosure to BDO and has requested that BDO provide the Company with a letter addressed to the Commission stating whether it agrees with the statements contained in this current report on Form 8-K. A copy of BDO’s letter, dated June 30, 2014, is filed as Exhibit 16.1 to this current report on Form 8-K.

Additionally, on June 25, 2014, the Audit Committee authorized management to proceed with the engagement of Grant Thornton, LLP (“Grant Thornton”) to serve as Company’s independent registered accounting firm for the year ending December 31, 2014. During the Company’s two most recent fiscal years ended December 31, 2013 and 2012 and through June 26, 2014, neither the Company, nor anyone on its behalf, consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission, dated June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2014.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer

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